UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Biocept, Inc.

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On May 4, 2020, Biocept, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on June 5, 2020.  A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020.  On May 21, 2020, the Company mailed a letter to certain of its stockholders related to Proposal 3 and Proposal 4 (the “May Letter”), which proposals are described in the Notice and Proxy Statement. A copy of the May Letter was filed with the SEC on May 21, 2020. On June 5, 2020 the Annual Meeting was adjourned prior to voting on Proposal 4 to allow additional time for voting. On June 10, 2020, the Company (i) mailed a letter to certain of its stockholders (the “June Letter”) and (ii) commenced disseminating an audio recording (the “Recording”) to certain of its stockholders by telephone, in each case related to Proposal 4, which proposal is described in the Notice and Proxy Statement. A copy of the June Letter and the script of the Recording were filed with the SEC on June 10, 2020. As announced during the Annual Meeting, the Annual Meeting was reconvened at 1:30 p.m. Pacific Time on July 1, 2020. On July 1, 2020 the Annual Meeting was again adjourned prior to voting on Proposal 4 to allow additional time for voting. As announced during the reconvened Annual Meeting, the Annual Meeting is to reconvene at 1:30 p.m. Pacific Time on July 31, 2020. On July 9, 2020, the Company mailed a postcard to certain of its stockholders related to Proposal 4 (the “July Postcard”), which proposal is described in the Notice and Proxy Statement. A copy of the July Postcard was filed with the SEC on July 13, 2020. On July 16, 2020, the Company issued a press release related to Proposal 4, which proposal is described in the Notice and Proxy Statement. A copy of the press release is set forth below.

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Both Support Biocept Proposal to Authorize the Reverse Split of Common Shares

Stockholders requested to vote FOR Proposal

SAN DIEGO (July 16, 2020) – Biocept, Inc. (Nasdaq: BIOC), a leading commercial provider of molecular technologies designed to provide physicians with clinically actionable information to improve the outcomes of patients with cancer, announces that Institutional Shareholder Services (ISS) and Glass Lewis & Co. (Glass Lewis) both have recommended that stockholders vote in favor of Biocept’s proxy proposal to authorize a reverse stock split of Biocept’s common stock, as further described in Biocept’s Proxy Statement for its 2020 Annual Meeting of Stockholders.  This item is Proposal 4 on the Biocept’s proxy card (the “Proposal”).

ISS and Glass Lewis are two leading independent, third-party proxy advisory firms that, among other services, provide proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional shareholders.

Biocept’s board of directors has recommended a vote FOR the Proposal, which will authorize Biocept’s board of directors to amend Biocept’s Certificate of Incorporation to effect a reverse split of Biocept’s common stock at a ratio in the range of 1:5 to 1:30, as determined by Biocept’s board of directors.  The reverse stock split proposal is intended to increase the per-share trading price of Biocept’s common stock to satisfy the $1.00 minimum closing bid price requirement for continued listing on Nasdaq.  Biocept’s board believes that maintaining Biocept’s Nasdaq listing may provide a broader market for Biocept’s common stock than if Biocept’s common stock were delisted from Nasdaq, and could help in generating interest in Biocept among investors.  Biocept has until December 7, 2020 to satisfy the Nasdaq $1.00 minimum closing bid requirement. If Biocept has not regained compliance with the closing bid price requirement by that time, its common stock will be subject to delisting from Nasdaq.

Voting on the Proposal will be open through the conclusion of Biocept’s 2020 Annual Meeting of Stockholders, which will reconvene on July 31, 2020 at 1:30 p.m. Pacific time.  Biocept stockholders as of April 20, 2020, the record date for the Annual Meeting, are invited to attend the reconvened virtual Annual Meeting by registering at

https://www.proxydocs.com/branding/964314/edocs/2020/issuer/.  The deadline to register is July 29, 2020 at 5:00 p.m. Eastern time.

Stockholders can vote prior to the reconvened Annual Meeting online at https://www.proxydocs.com/branding/964314/edocs/2020/issuer/ or by phone at 833-782-7147.

About Biocept

Biocept is a molecular diagnostics company with commercialized assays for lung, breast, gastric, colorectal and prostate cancers, and melanoma. Biocept uses its proprietary liquid biopsy technology to provide physicians with clinically actionable information for treating and monitoring patients diagnosed with cancer. Biocept's patented Target Selector™ liquid biopsy technology platform captures and analyzes tumor-associated molecular markers in both circulating tumor cells (CTCs) and in circulating tumor DNA (ctDNA). With thousands of tests performed, the platform has demonstrated the ability to identify cancer mutations and alterations to inform physicians about a patient’s disease and therapeutic options. Additionally, Biocept is offering nationwide COVID-19 polymerase chain reaction (PCR) testing to support public health efforts during this unprecedented pandemic.  For more information, please visit www.biocept.com.

Forward-Looking Statements Disclaimer Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements regarding the ability of our tests to provide clinically actionable information to oncologist and their patients and the ability of Biocept’s platform to identify cancer mutations and alterations to inform physicians about a patient’s disease and therapeutic options, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our Securities and Exchange Commission (SEC) filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investor Contact:

LHA Investor Relations

Jody Cain

Jcain@lhai.com

310-691-7100

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